EXHIBIT 10.6

Freddie Mac Loan Number: 968731503

Property Name: Evergreen at Coursey Place Apartments

AGREEMENT TO AMEND OR COMPLY

THIS AGREEMENT TO AMEND OR COMPLY (“Agreement”) is made as of the 28th day of July, 2011 by EVERGREEN AT COURSEY PLACE, LLC, a Louisiana limited liability company (“Borrower”).

RECITALS:

A. Borrower has borrowed the sum of $28,000,000.00 (the “Loan”) from Deutsche Bank Berkshire Mortgage, Inc., a Delaware corporation (“Lender”), evidenced by Borrower’s Multifamily Note - CME of even date herewith (including any Exhibits, the “Note”) and secured by that certain Multifamily Mortgage, Assignment of Rents and Security Agreement of even date herewith (including any Exhibits, the “Security Instrument”) executed by Borrower creating a first lien on and encumbering the improved real property known as Evergreen at Coursey Place Apartments and located in Baton Rouge, East Baton Rouge Parish, Louisiana, and more particularly described in the Security Instrument.

B. The Note, the Security Instrument and the other documents, certificates, instruments and agreements executed by Borrower in connection with or to otherwise evidence or secure the Loan are hereinafter collectively referred to as the “Loan Documents”.

C. Pursuant to the terms of a commitment letter dated the 12th day of July, 2011, from Lender to Borrower (the “Commitment Letter”), Borrower paid a refundable commitment fee (the “Commitment Fee”) in contemplation of the Loan and has been advised that Lender intends to sell, transfer, deliver and assign the Loan to an investor (“Investor”) in the secondary mortgage market.

NOW THEREFORE, in consideration of and as an inducement to Lender to make the Loan, Borrower, intending to be legally bound, hereby covenants and agrees as follows:

1. Further Documentation. In the event any further documentation or information is (a) required by Investor, in order to enable Lender to sell the Loan to Investor, or to obtain a refund of the Commitment Fee from Investor, or (b) deemed necessary or appropriate by Lender in the exercise of its rights under the Commitment Letter or to correct patent mistakes in the Loan Documents, materials relating to mortgagee’s land title insurance or the funding of the Loan, Borrower shall provide, or cause to be provided to Lender and/or Investor, at Borrower’s cost and expense, such documentation or information. Borrower shall execute and deliver to Lender and/or

Investor such documentation, including, but not limited to, any amendments, corrections, deletions or additions to the Note, the Security Instrument and the other Loan Documents as is required by Lender or Investor.

2. Compliance with Investor Requirements. Borrower shall do anything necessary to comply with the requirements of Investor, in order to enable Lender to sell the Loan to Investor or to obtain a refund of the Commitment Fee from Investor.

3. Event of Default. In the event Borrower is requested to: (a) furnish any documentation or information; (b) execute and deliver any documentation; (c) correct or amend any documents previously executed; or (d) perform any acts, as provided herein, and Borrower fails to do so such that Investor refuses to purchase the Loan or refund the Commitment Fee, or if previously purchased, Investor requires that Lender repurchase the Loan, then such failure by Borrower shall be, at the sole option of Lender, an event of default under the Note, the Security Instrument and the other Loan Documents and Lender shall have the right, in its sole and absolute option, to demand payment in full of the Note, and pursue such remedies as are available to Lender under the Security Instrument and the other Loan Documents.

4. Survival. This agreement shall survive closing of the Loan and funding by Investor to Lender of Investor’s purchase of the Loan.

5. Notices. All notices given under this Agreement shall be in writing to the other party at the address and in the manner set forth in the Security Instrument.

6. Governing Law: Recourse. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction in which the Mortgaged Property (as such term is defined in the Security Instrument) is located and applicable federal law, and shall be binding on Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. This Agreement is being executed in connection with the making of the Loan pursuant to the terms of the Note. Borrower’s liability hereunder shall be limited to the same extent provided in the Note and the Security Instrument.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first written above.

BORROWER:

EVERGREEN AT COURSEY PLACE, LLC, a Louisiana limited liability company

By:	/s/ Charles M. Thompson
Charles Thompson, its manager